                                                                     Exhibit 4.1

                            PEROT SYSTEMS CORPORATION

                                       and

                            THE CHASE MANHATTAN BANK,


                                 as Rights Agent


                                Rights Agreement

                                January 28, 1999

                                Table of Contents


         Section
1.       Certain Definitions---------------------------------------------------------1

2.       Appointment of Rights Agent-------------------------------------------------6

3.       Issue of Rights Certificates------------------------------------------------6

4.       Form of Rights Certificates-------------------------------------------------8

5.       Countersignature and Registration-------------------------------------------9

6.       Transfer, Split Up, Combination, and Exchange of
         Rights Certificates; Mutilated, Destroyed, Lost, or
         Stolen Rights Certificates-------------------------------------------------10

7.       Exercise of Rights; Purchase Price;
         Expiration Date of Rights--------------------------------------------------11

8.       Cancellation and Destruction of Rights Certificates------------------------13

9.       Reservation and Availability of
         Capital Stock--------------------------------------------------------------13

10.      Preferred Stock Record Date------------------------------------------------15

11.      Adjustment of Purchase Price, Number, and Kind of Shares or
         Number of Rights-----------------------------------------------------------16

12.      Certificate of Adjusted Purchase Price or Number of Shares-----------------25

13.      Consolidation, Merger, or Sale or Transfer of Assets or Earning Power------26

14.      Fractional Rights and Fractional Shares------------------------------------28

15.      Rights of Action-----------------------------------------------------------29

16.      Agreement of Rights Holders------------------------------------------------30

17.      Rights Certificate Holder Not Deemed a Stockholder-------------------------30

18.      Concerning the Rights Agent------------------------------------------------31

19.      Merger or Consolidation or Change of Name of Rights Agent------------------31



20.      Duties of Rights Agent-----------------------------------------------------32

21.      Change of Rights Agent-----------------------------------------------------35

22.      Issuance of New Rights Certificates----------------------------------------35

23.      Redemption and Termination-------------------------------------------------36

24.      Notice of Certain Events---------------------------------------------------36

25.      Notices--------------------------------------------------------------------37

26.      Supplement and Amendments--------------------------------------------------38

27.      Successors-----------------------------------------------------------------39

28.      Determinations and Actions by the Board of Directors, Etc.-----------------39

29.      Benefits of this Agreement-------------------------------------------------39

30       Severability---------------------------------------------------------------40

31.      Governing Law--------------------------------------------------------------40

32.      Counterparts---------------------------------------------------------------40

33.      Interpretation-------------------------------------------------------------40

34.      Establishment of Fund for Directors ---------------------------------------40

35.      Exchange-------------------------------------------------------------------40

Exhibit A-1  --  Form of Certificate of Designation, Preferences, and Rights of
                 Series A Junior Participating Preferred Stock

Exhibit A-2  --  Form of Certificate of Designation, Preferences, and Rights of
                 Series B Junior Participating Preferred Stock

Exhibit B    --  Form of Rights Certificate

Exhibit C    --  Form of Summary of Rights

                                RIGHTS AGREEMENT


         RIGHTS AGREEMENT, dated as of January 28, 1999 (the "Agreement"), between Perot Systems Corporation, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York corporation (the "Rights Agent").

                                   BACKGROUND

         On January 5, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Class A Right (the "Class A Rights") for each share of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") and one Class B Right (the "Class B Rights" and, together with the Class A Rights, the "Rights") for each share of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") outstanding at the Close of Business on January 7, 1999 (the "Record Date"), and has authorized the issuance of one Class A Right (as such number may be adjusted pursuant to the provisions of SECTION 11(p)) for each share of Class A Common Stock of the Company and one Class B Right (as such number may be adjusted pursuant to the provisions of SECTION 11(p)) for each share of Class B Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date. Each Class A Right initially will represent the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers, and preferences set forth in the form of Certificate of Designation, Preferences, and Rights attached to this Agreement as EXHIBIT A-1, upon the terms and subject to the conditions set forth below. Each Class B Right initially will represent the right to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company having the rights, powers, and preferences set forth in the form of Certificate of Designation, Preferences, and Rights attached to this Agreement as EXHIBIT A-2, upon the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the shares of Class A Common Stock then outstanding, but does not include (i) any Exempt Person; (ii) any Perot Family Excluded Person; (iii) any Person that has reported or is required to report such beneficial ownership (but less than 22%) on Schedule 13G (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Schedule 13D does not state any intention to, or reserve the right to, control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 (or successor item) of such Schedule 13D (other than the disposition of the Common Stock) and, within five (5) Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired beneficial ownership of shares of Common Stock in excess of 19.9% inadvertently or without knowledge of the terms of the Rights and such certification is accepted as true by the Board of Directors acting in good faith and that, together with all of such Person's Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the shares of Class A Common Stock then outstanding; (iv) any Person that becomes an Acquiring Person solely as a result of a reduction in the number of outstanding shares of Common Stock in a transaction that is approved by the Board of Directors; provided that such Person will immediately be an Acquiring Person in the event such Person thereafter acquires any additional shares of Common Stock (other than pursuant to a dividend or distribution paid to made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) while the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the Shares of Class A Common Stock then outstanding; and (v) any Person that is the Beneficial Owner as of the date of this Agreement of in excess of 20% of the outstanding Common Stock or 20% or more of the outstanding Class A Common Stock that has publicly disclosed such Beneficial Ownership; provided that such Person will immediately be an Acquiring Person in the event such Person thereafter acquires any additional shares of Common Stock (other than pursuant to a dividend or distribution paid to made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) while the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the Shares of Class A Common Stock then outstanding.

                  (b) "Adverse Person" means a Person (alone or together with any other Person) as to which the Board of Directors has, after consultation with such advisors and such other investigation as it considers necessary, made the following determinations: (i) such Person or Persons any time after the Rights Dividend Declaration Date have become the Beneficial Owner of a substantial (but in no event less than 11% of the shares of Common Stock then outstanding) amount of Common Stock; and (ii) (A) such Person or Persons intend to cause the Company or its Affiliates to repurchase such Common Stock or Class A Common Stock beneficially owned by such Person or Persons or to exert pressure against the Company or its Affiliates to take any action or enter into any transaction or series of transactions with the intent or effect of providing such Person or Persons with short-term gains or profits under circumstances in which the Board of Directors of the Company determines that the long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions; or (B) beneficial ownership of Common Stock by such Person or Persons is reasonably likely to have a material adverse effect on the business, competitive position, prospects, business reputation, or financial condition of the Company and its Subsidiaries; provided, however, that no Perot Family Excluded Person will be an Adverse Person under the terms of this Agreement. No delay or failure by the Board of Directors to make a determination that any Person is an Adverse Person will in any way waive or otherwise adversely affect the power of the Board of Directors to declare any Person an Adverse Person.

                  (c) "Affiliate" and "Associate" and "Control" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

                  (d) A Person will be deemed the "Beneficial Owner" of, and will be deemed to "beneficially own," any securities that:

                      (i) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement, or understanding, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities, (in each case, whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that such Person has a right to acquire upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to SECTION 3(a) or
                  SECTION 22 (the "Original Rights") or pursuant to SECTION 11(i) or SECTION 11(p) in connection with an adjustment made with respect to any Original Rights;

                      (ii) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the

                  General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement, or understanding (whether or not in writing and whether or not such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both); provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this SECTION 1(d)(ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                      (iii) are beneficially owned, directly or indirectly,
                  by any other Person (or any Affiliate or Associate of such Person) with respect to which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities (in each case, whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso in SECTION 1(d)(ii)), or disposing of any voting securities of the Company;

         provided, however, that no Person who is an officer, director or employee of an Exempt Person or a Perot Family Excluded Person will be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "beneficial ownership" of or to "beneficially own" any securities that are "beneficially owned," including, without limitation, in a fiduciary capacity, by an Exempt Person or a Perot Family Excluded Person or by any other such officer, director, or employee of an Exempt Person or a Perot Family Excluded Person.

                  (e) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date will mean 5:00 p.m., Dallas, Texas time, on such date; provided, however, that if such date is not a Business Day it will mean 5:00 p.m., Dallas, Texas time, on the next succeeding Business Day.

                  (g) "Common Stock" has the meaning set forth in the recital to this Agreement, except that "Common Stock" when used with reference to any Person other than the Company will mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (h) "Exempt Person" means the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

                  (i) "Perot Family Excluded Person" means each of (i) Ross Perot and his spouse; (ii) Ross Perot's lineal descendants and their spouses with respect to Beneficial Ownership of Common Stock received from Ross Perot, Ross Perot's spouse, Ross Perot's lineal descendants or their spouses, or any entity referred to in CLAUSES (iii) or (iv);
         (iii) any Person established by one or more of the Persons referred to in CLAUSES (i) or (ii) for charitable or estate planning purposes; (iv) HWGA, Ltd. or any other Person controlled by one or more persons referred to in CLAUSES (i), (ii), or (iii) or in which the Persons referred to in CLAUSES (i), (ii), or (iii) beneficially own in excess of 51% of the beneficial interest.

                  (j) "Person" means any individual, firm, corporation, partnership, or other public or private entity.

                  (k) "Preferred Stock" means (i) shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company and (ii) shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock or Series B Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock or the or Series B Junior Participating Preferred Stock, as the case may be.

                  (l) "Section 11(a)(ii) Event" means any event described in
         SECTION 11(a)(ii).

                  (m) "Section 13 Event" means any event described in clauses
         (x), (y), or (z) of SECTION 13(a).

                  (n) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, will include, without limitation, a report filed pursuant to ss. 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

                  (o) "Subsidiary" means, with reference to any Person, any entity of which an amount of voting securities sufficient to elect at least a majority of the directors or similar Persons of such entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (p) "Triggering Event" means any Section 11(a)(ii) Event or any Section 13 Event.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent will have no duty to supervise, and in no event will be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3.   Issue of Rights Certificates.

                  (a) Until the earlier of (i) the Close of Business on the tenth calendar day after the Stock Acquisition Date (or, if the tenth calendar day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date); (ii) the Close of Business on the tenth Business Day (or such later date as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors) after the date that a tender offer or exchange offer by any Person (other than the Company or any Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be an Acquiring Person; or (iii) the Close of Business on the day (or such later date as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors) that a Person has become an Adverse Person (the earlier of the times referred to in CLAUSES (i), (ii), and (iii) being referred to as the "Distribution Date"), (x) the Class A Rights will be evidenced (subject to the provisions of this SECTION 3(a)) by the certificates for the Class A Common Stock registered in the names of the holders of the Class A Common Stock (which certificates for Class A Common Stock will be deemed also to be certificates for Class A Rights), and the Class B Rights will be evidenced (subject to the provisions of this SECTION 3(a)) by the certificates for Class B Common Stock registered in the names of the holders of the Class B Common Stock (which certificates for Class B Common Stock will be deemed also to be certificates for Class B Rights), and, in each such case, not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent upon receipt by it of all necessary information will send by first-class,

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

         insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of EXHIBIT B (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to SECTION 11(p), at the time of distribution of the Rights Certificates, the Company will make the necessary and appropriate rounding adjustments (in accordance with SECTION 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form of EXHIBIT C, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock will also be the registered holders of the associated Rights. Until the earlier of the Distribution Date and the Expiration Date (as defined in SECTION 7), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such shares of Common Stock.

                  (c) Rights will be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock will also be deemed to be certificates for Rights, and will bear the following legend:

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN PEROT SYSTEMS CORPORATION (THE "COMPANY") AND THE CHASE MANHATTAN BANK (THE "RIGHTS AGENT") DATED AS OF JANUARY 28, 1999 (AS AMENDED FROM TIME TO TIME, THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED IN THIS CERTIFICATE BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND NO LONGER BE EVIDENCED BY THIS CERTIFICATE, MAY BE REDEEMED OR EXCHANGED OR MAY EXPIRE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT

                  CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR AN ADVERSE PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

         Section 4.   Form of Rights Certificates.

                  (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse of the rights certificates) will each be substantially in the form set forth in EXHIBIT B and may have such marks of identification or designation and such legends, summaries, or endorsements as the Company may deem appropriate (but that do not change or alter the rights or duties of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of SECTION 11 and SECTION 22, the Rights Certificates, whenever distributed, will be dated as of the Record Date and on their face will entitle the holders of such Rights Certificates to purchase such number of one one-thousandths of a share of Preferred Stock as is set forth in such Rights Certificates at the price set forth in such Rights Certificates (such exercise price per one one-thousandth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price will be subject to adjustment as provided in this Agreement.

                  (b) Any Rights Certificate issued pursuant to SECTION 3(a) or
         SECTION 22 that represents Rights beneficially owned by (i) an Acquiring Person or an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee from an Acquiring Person or an Adverse Person (or from any Associate or Affiliate of an Acquiring Person or an Adverse Person) that becomes a transferee after the Acquiring Person or an Adverse Person becomes an Acquiring Person or an Adverse Person, or (iii) a transferee from an Acquiring Person or an Adverse Person (or of any Associate or Affiliate of an Acquiring Person or an Adverse Person) that becomes a transferee prior to or concurrently with the Acquiring Person or an Adverse Person becoming an Acquiring Person or an Adverse Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the

         Company has determined is part of an agreement, plan, arrangement, or understanding that has as a substantial purpose or effect avoidance of
         SECTION 7(e), and any Rights Certificate issued pursuant to SECTION 6 or SECTION 11 upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this SECTION 4(b), will contain (to the extent the Rights Agent has knowledge thereof and to the extent feasible), and the Company will have the right to affix thereto, the following legend:

                  THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS, OR BECAME AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.

         Section 5.   Countersignature and Registration.

                  (a) The Rights Certificates will be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, its President, or any Vice President, either manually or by facsimile signature; will have affixed thereto the Company's seal or a facsimile thereof; and will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Rights Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company, and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, is a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of such Rights Certificate any such Person was not such an officer.

                  (b) Following the Distribution Date and after receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books will show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on the face of the Rights Certificates, and the date of each of the Rights Certificates.

         Section 6.   Transfer, Split Up, Combination, and Exchange of
Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.

                  (a) Subject to the provisions of SECTION 4(b), SECTION 7(e), and SECTION 14, at any time after the Distribution Date, and at or prior to the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash, or other property, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Rights Certificates will make such request in writing delivered to the Rights Agent, and will surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined, or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company will be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company requests in good faith. Thereupon, the Rights Agent will, subject to SECTION 4(b), SECTION 7(e), and
         SECTION 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of any Rights Certificate.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

         Section 7.   Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                  (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement including, without limitation, the restrictions on exercisability set forth in SECTION

         7(e), SECTION 7(f), SECTION 9(c), SECTION 11(a)(iii), and SECTION 35) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash, or other property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Close of Business on the tenth anniversary of the Record Date) (the "Final Expiration Date"), and (ii) the time at which the Rights are redeemed as provided in SECTION 23 (the earlier of the times referred to in CLAUSES (i) and (ii) being referred to as the "Expiration Date")).

                  (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right will initially be $55.00; will be subject to adjustment from time to time as provided in SECTION 11, and SECTION 13(a); and will be payable in accordance with SECTION 7(c).

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash, or other property, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent will, subject to SECTION 20(k), promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased, (the Company hereby irrevocably authorizing its transfer agent to comply with all such requests), or (B) if the Company has elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights with a depository agent, requisition from the depository agent depository receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with SECTION 14; (iii) after receipt of such certificates or depository receipts, cause such certificates or depository receipts to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to SECTION 11(a)(iii)) will be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash, or distribute other property pursuant to SECTION 11(a), the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                  (d) In case the registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised will be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of SECTION 6 AND SECTION 14.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by any Person referred to in CLAUSES (i) through (iii) below will become null and void without any further action, and no holder of such Rights will have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise: (i) an Acquiring Person or an Adverse Person or an Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee from an Acquiring Person or an Adverse Person (or from any Associate or Affiliate of an Acquiring Person or Adverse Person) that becomes a transferee after the Acquiring Person or an Adverse Person becomes such, or (iii) a transferee from an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of an agreement, arrangement, or understanding that has as a substantial purpose or effect the avoidance of this SECTION 7(e). The Company will notify the Rights Agent promptly when this SECTION 7(e) applies and will use reasonable efforts to insure that the provisions of this SECTION 7(e) and SECTION 4(b) are complied with, but neither the Company nor the Rights Agent will have any liability under this Agreement to any holder of Rights Certificates or other Person as a result of any failure to make any determinations with respect to an Acquiring Person, an Adverse Person, or any of their Affiliates, Associates, or transferees.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this SECTION 7 unless such registered holder has (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, (ii) not indicated an affirmative response to clause 1 or 2 thereof, and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent requests in good faith.

         Section 8.   Cancellation and Destruction of Rights Certificates.
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange will, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Rights Certificates will be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Rights Certificates to the Company, or will, at the written request of the Company, destroy such canceled Rights Certificates, and in such case will deliver a certificate of destruction to the Company.

         Section 9.   Reservation and Availability of Capital Stock.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) that (as provided in this Agreement including, without limitation, SECTION 11(a)(iii)), will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or automated quotation system, the Company will use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or automated quotation system upon official notice of issuance upon such exercise.

                  (c) The Company will use its best reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with SECTION 11(a)(iii), a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this SECTION 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, the exercise of such Rights is not permitted under applicable law, or a registration statement has not been declared effective.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) delivered upon exercise of Rights will, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate will be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person will be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate will be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate will not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights is exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

         Section 11. Adjustment of Purchase Price, Number, and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this SECTION 11.

                  (a) (i) In the event the Company at any time after the date of this Agreement (A) pays a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivides the outstanding Preferred Stock, (C) combines the outstanding Preferred Stock into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Stock (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this SECTION 11(a) and SECTION 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both this SECTION 11(a)(i) and SECTION 11(a)(ii), the adjustment provided for in this
                  SECTION 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to SECTION 11(a)(ii).

                           (ii)     In the event that:

                                    (A) any Person, at any time after the Rights
                           Dividend Declaration Date, becomes an Acquiring Person; or

                                    (B) the Board of Directors of the Company
                           declares any Person to be an Adverse Person;

         then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision will be made so that (A) each holder of a Class A Right (except as provided below in this SECTION 11(a)(ii) and in SECTION 7(e)) will thereafter have the right to receive, upon exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Class A Common Stock of the Company as equals the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, will thereafter be referred to as the "Purchase Price" for each Class A Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to SECTION 11(d)) per share of Class A Common Stock on the date of such first occurrence (such number of shares, the "Class A Adjustment Shares") and
         (B) each holder of a Class B Right (except as provided below in this SECTION 11(a)(ii) and in SECTION 7(e)) will thereafter have the right to receive, upon exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Class B Common Stock of the Company as equals the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a SECTION 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, will thereafter be referred to as the "Purchase

         Price" for each Class B Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to SECTION 11(d)) per share of Class A Common Stock on the date of such first occurrence (such number of shares, the "Class B Adjustment Shares" and, together with the Class A Adjustment Shares, the "Adjustment Shares"); provided that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of SECTION 13, then only the provisions of SECTION 13 will apply and no adjustment will be made pursuant to this SECTION 11(a)(ii).

                           (iii) In the event that the number of shares of
                  Common Stock that are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with SECTION 11(a)(ii), the Company will (A) determine the value of the Adjustment Shares issuable upon the exercise of a Class A Right or Class B Right, as the case may be (the "Current Value"), and (B) with respect to each Right (subject to SECTION 7(e)), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash,
                  (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board of Directors has deemed to have essentially the same value or economic rights as shares of Common Stock (such securities being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or property, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been conclusively determined based upon the advice of a nationally recognized investment banking firm; provided, however, that if the Company has not made adequate provision to deliver value pursuant to CLAUSE (B) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event then the Company will be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Class A Common Stock or Class B Common Stock, as the case may be, (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" means the excess of (i) the Current Value over (ii) the Purchase Price. To the extent that action is to be taken pursuant to the first sentence of this SECTION 11(a)(iii), the Company (1) will provide, subject to SECTION 7(e), that such action will apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the 30-day period above in order to determine the appropriate form of distribution to be made pursuant to such first sentence and to determine the value of such distribution. In the event of any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this SECTION 11(a)(iii), the value of each Adjustment Share will be the Current Market Price per share of the Class A Common Stock or the Class B Common Stock, as the case may be, on the date of the first occurrence of a
                  Section 11(a)(ii) Event and the per share or per unit value of any Common Stock Equivalent will be deemed to equal the Current Market Price per share of the Class A Common Stock or the Class B Common Stock, as the case may be, on such date; and the value of other securities or assets shall be determined pursuant to SECTION 11(d)(iii). In carrying out the provisions of this CLAUSE (iii), the Company will, to the fullest extent possible, provide that the issuance of property, assets, securities, or rights to the holders of Class B rights will be effected in a manner that does not cause the holders of Class B Rights to be in violation of the Bank Holding Company Act of 1956, as amended, and the regulations and interpretations under such act (the "BHCA"). Notwithstanding the preceding sentence, to the extent that the Company, after use of all commercially reasonable efforts, is unable to effect the distributions contemplated by CLAUSE
                  (iii) within two years of the date of distribution without causing holders of Class B Rights to be in violation of the BHCA, the holders of Class B Rights will cease to have the right to any distribution under CLAUSE (iii) that would cause such violation.

                  (b) In case the Company fixes a record date for the issuance of rights, options, or warrants to holders of any class or series of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or securities having the same rights, privileges, and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to SECTION 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock or Equivalent Preferred Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which is the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into the maximum number of shares into which the convertible securities so to be offered are initially convertible). In the event that the number of shares of Preferred Stock or Equivalent Preferred Stock issuable under the terms of a convertible security, or the conversion or exercise price of such convertible security, changes after the initial issuance of such convertible security, an adjustment will be made to the Purchase Price that conforms with the adjustment set forth in this SECTION 11(b). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration will be as conclusively determined in good faith by the Board of Directors, whose determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options, or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company fixes a record date for a distribution to holders of any class or series of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in SECTION 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Market Price (as determined pursuant to SECTION 11(d)) per share of Preferred Stock on such record date, less the fair market value (as conclusively determined in good faith by the Board of Directors, whose determination will be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which is such Current Market Price (as determined pursuant to SECTION 11(d)) per share of Preferred Stock). Such adjustments will be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price will be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation under this Agreement, other than computations made pursuant to SECTION 11(a)(iii), the "Current Market Price" per share of Common Stock on any date will be deemed to be the average of the daily closing prices per share of Common Stock for the thirty
                  (30) consecutive Trading Days (as defined below) immediately prior to such date, and for purposes of computations made pursuant to

                  SECTION 11(a)(iii), the "Current Market Price" per share of Common Stock on any date will be deemed to be the average of the daily closing prices per share of Common Stock for the ten
                  (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification has not occurred prior to the commencement of the requisite thirty
                  (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price will be properly adjusted to take into account ex-dividend trading. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by a nationally recognized investment banking firm will be used. The term "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share will mean the fair value per share as determined in good faith by a nationally recognized investment banking firm, the determination of which will be described in a statement filed with the Rights Agent and will be conclusive for all purposes. The Current Market Price of the Class B Common Stock will be equal to the Current Market Price of the Class A Common Stock.

                           (ii) For the purpose of any computation under this
                  Agreement, the "Current Market Price" per share of any class or series of Preferred Stock will be determined in the same manner as set forth above for the Common Stock in SECTION 11(d)(i) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in SECTION 11(d)(i), the Current Market Price per share of Preferred Stock will be conclusively deemed to be an amount equal to one thousand (1,000) (as such number may be appropriately adjusted for such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock will mean the fair value per share as determined in good faith by a nationally recognized investment banking firm, whose determination will be described in a statement filed with the Rights Agent and will be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock will be equal to the Current Market Price of one share of Preferred Stock divided by one thousand (1,000).

                           (iii) For the purpose of any computation hereunder,
                  the value of any securities or assets other than Common Stock or Preferred Stock will be the fair value as determined by a nationally recognized investment banking firm, which determination will be described in a statement filed with the Rights Agent and will be conclusive for all purposes.

                  (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this SECTION 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 11 will be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
         SECTION 11(e), any adjustment required by this SECTION 11 will be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.

                  (f) If, as a result of an adjustment made pursuant to SECTION 11(a)(ii) or SECTION 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, then the number of such other shares so receivable upon exercise of any Right and the Purchase Price will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in SECTIONS 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) and the
         provisions of SECTIONS 7, 9, 10, 13, and 14 with respect to the Preferred Stock will apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price under this Agreement will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

                  (h) Unless the Company has exercised its election as provided in SECTION 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in SECTIONS 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying
         (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and
         (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such an adjustment in the number of Rights will be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, will be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this SECTION 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to

         SECTION 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share that were expressed in the initial Rights Certificates issued under this Agreement.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

                  (l) In any case in which this SECTION 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this SECTION 11 to the contrary notwithstanding, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this SECTION 11, as and to the extent that, in its good faith judgment, the Board of Directors of the Company determines it to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this SECTION 11, hereafter made by the Company to holders of its Preferred Stock will not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with SECTION 11(o)), (ii) merge with, from, or into any other Person (other than a Subsidiary of the Company in a transaction that complies with SECTION 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with SECTION 11(o)), if (x) at the time of or immediately after such consolidation, merger, sale, or transfer, there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that could reasonably be expected to substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after, such consolidation, merger, sale, or transfer, the stockholders of the Person that constitutes, or would constitute, the "Principal Party" for purposes of SECTION 13(a) has received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by SECTION 23 or
         SECTION 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event will equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in SECTION 11 or SECTION 13, the Company will (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with SECTION 25. The Rights Agent will be fully protected in relying on any such certificate and on any adjustment contained in such certificate and will have no duty with respect to and will not be deemed to have knowledge of any adjustment unless and until it has received such a certificate.

         Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, following (i) a Stock Acquisition Date or (ii) the time that an Adverse Person has been declared to exist and continues to exist, directly or indirectly, (x) the Company consolidates with, or merges from, with, or into, any other Person (other than a Subsidiary of the Company in a transaction that complies with SECTION 11(o)), and the Company is not the continuing or surviving Person of such consolidation or merger; (y) any Person (other than a Subsidiary of the Company in a transaction that complies with SECTION 11(o)) consolidates with, or merges from, with, or into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock of the Company is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with SECTION 11(o)), then, and in each such case, proper provision will be made so that (i) each holder of a Right, except as provided in SECTION 7(e) or SECTION 13(d), will thereafter have the right to receive, upon the exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, preemptive rights, rights of first refusal, or other adverse claims, as are equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a
         Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, will be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to SECTION 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party will thereafter be liable for, and will assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of SECTION 11 will apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of SECTION 11(a)(ii) will be of no effect following the first occurrence of any Section 13 Event.

                  (b)      "Principal Party" means

                           (i) in the case of any transaction described in
                  CLAUSE (x) or (y) of the first sentence of SECTION 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any transaction described in
                  CLAUSE (z) of the first sentence of SECTION 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

                  provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" will refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" will refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                  (c) The Company will not consummate any such consolidation, merger, sale, or transfer unless the Principal Party has a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this SECTION 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the Principal Party to assume and perform the terms set forth in SECTIONS 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, or transfer mentioned in SECTION 13(a), the Principal Party will

                           (i) prepare and file a registration statement under
                  the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                           (ii) will deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this SECTION 13 will similarly apply to successive mergers, consolidations, and sales or other transfers. In the event that a Section 13 Event occurs at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised will thereafter become exercisable in the manner described in SECTION 13(a).

         Section 14.  Fractional Rights and Fractional Shares.

                  (a) The Company will not be required to issue fractions of Rights, except prior to the Distribution Date as provided in SECTION 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there will be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this SECTION 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as conclusively determined in good faith by a nationally recognized investment banking firm will be used.

                  (b) The Company will not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this SECTION 14(b), the current market value of one one-thousandth of a share of Preferred Stock will be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to SECTION 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event or upon any exchange pursuant to SECTION 35, the Company will not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as provided in this Agreement an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this SECTION 14(c), the current market value of one share of Common Stock will be the Current Market Value of one share of Common Stock (as determined pursuant to SECTION 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange.

                  (d) The holder of a Right, by the acceptance of the Rights, expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
         SECTION 14.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the Rights consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully executed;

                  (c) subject to SECTION 6(a) and SECTION 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of SECTION 7(e), will be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company will use its reasonable best efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in SECTION 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

         Section 18.  Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, execution, delivery, amendment, and administration of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, fine, penalty, claim, demand, settlement, cost, or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for any action taken or suffered or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability. In no case will the Rights Agent be liable for special, indirect, incidental, punitive or consequential loss or damages of any kind whatsoever, even if the Rights Agent has been advised or is otherwise aware of the likelihood of such loss or damage.

                  (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                  (a) Any Person into or with which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of SECTION 21. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name, and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance of such Rights Certificates, will be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken, suffered, or omitted by it in good faith and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent and the Rights Agent will incur no liability for any action taken, omitted, or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent will be liable under this Agreement only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and will be deemed to have been made by the Company only.

                  (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any adjustment required under the provisions of SECTION 11 or
         SECTION 13, or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized or issued, fully paid, or nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken, omitted, or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any stockholder, affiliate, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers vested by this Agreement in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect, or misconduct; provided, however, reasonable care was exercised in the selection and continued employment of such Person.

                  (j) No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 of such certificate, the Rights Agent will not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  (l) The Company will promptly give the Rights Agent notice of any election, public announcement, suspension, deferral, or notice to Rights holders made by it under or pursuant to any section under this Agreement.

                  (m) Whenever this Agreement calls for the Company to take certain actions, including, without limitation, actions under SECTION 6(a) and 14 of this Agreement, the Rights Agent will have no duty or obligation to perform, monitor, or enforce such actions, unless specifically directed in writing by the Company and provided with all necessary information (and funds, if applicable) to perform such actions.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who will, with such notice, submit such holder's Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a Person organized and doing business under the laws of the United States or a State of the United States, in good standing, that is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed, except that the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice of such appointment in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this SECTION 21, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, in its discretion, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) will, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (y) no such Rights Certificate will be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (z) no such Rights Certificate will be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance of such Rights Certificate.

         Section 23. Redemption and Termination. The Company may, at its option, by action of its Board of Directors at any time prior to the earlier of (i) the Close of Business on the tenth day following the occurrence of a Section 11(a)(ii) Event and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 (one-tenth of one cent) per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price being referred to as the "Redemption Price"). Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable after the first occurrence of a Section 11(a)(ii) Event except during the period that the Company's right of redemption under this Agreement has expired. The Company may, at its option, pay the Redemption Price, in cash, shares of Common Stock (based on the Current Market Price as defined in SECTION 11(d)(i), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which has been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company will give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights

Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner in this Agreement provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Section 24. Notice of Certain Events.

                  (a) In case the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights, or options; (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger from, into, or with any other Person (other than a Subsidiary of the Company in a transaction that complies with
         SECTION 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with SECTION 11(o)); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company will give to each holder of a Rights Certificate, to the extent feasible and in accordance with SECTION 25, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice will be so given in the case of any action covered by CLAUSE (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation in such proposed action by the holders of the shares of Preferred Stock, whichever is the earlier.

                  (b) In case any of the events set forth in SECTION 11(a)(ii) occurs, then, in any such case, (i) the Company will as soon as practicable give to each holder of a Rights Certificate, to the extent feasible and in accordance with SECTION 25, a notice of the occurrence of such event, which will specify the event and the consequences of the event to holders of Rights under SECTION 11(a)(ii), and (ii) all references in SECTION 24(a) to Preferred Stock will be deemed thereafter to refer to Common Stock or, if appropriate, other securities.

         Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Perot Systems Corporation
                      12404 Park Central Drive
                      Dallas, Texas  75251
                      Attention:  Chief Executive Officer

                      with a copy to:

                      Perot Systems Corporation
                      12404 Park Central Drive
                      Dallas, Texas 75251
                      Attention:    General Counsel

                      Hughes & Luce, L.L.P.
                      1717 Main Street
                      Suite 2800
                      Dallas, Texas 75201
                      Attention:  Glen Hettinger

         Subject to the provisions of SECTION 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      The Chase Manhattan Bank
                      85 Challenger Road
                      Ridgefield Park, New Jersey 07610
                      Attention:  Relationship Manager

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplement and Amendments. For so long as the Rights are redeemable, the Company may, and the Rights Agent will, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock, except that no amendment or supplement will alter or change the duties, rights, obligations, or liabilities of the Rights Agent. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, except that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable and, except that no amendment or supplement will alter or change the duties, rights, obligations, or liabilities of the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent will execute such supplement or amendment.

         Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns under this Agreement.

         Section 28.  Determinations and Actions by the Board of Directors,
Etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of CLAUSE (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, will (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other Persons, and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent is entitled to always assume the Company's Board of Directors acted in good faith and will be fully protected and incur no liability in reliance on such assumption

         Section 29. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; and this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

         Section 30. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated.

         Section 31. Governing Law. This Agreement, each Right, and each Rights Certificate issued under this Agreement will be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

         Section 33. Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. References in this Agreement to Sections and Exhibits are references to the Sections of and Exhibits to this Agreement unless the context requires otherwise. In this Agreement, the word "or" is not exclusive.

         Section 34. Establishment of Fund for Directors. The Board may, at any time it deems appropriate, establish or set aside one or more funds, whether in trust, escrow or otherwise (and regardless of whether such fund is combined with any other fund established or set aside by the Company), for the purpose of assuring that adequate resources are available to the Board of Directors in order to enable them to carry out their prescribed functions under this Agreement and to fulfill their fiduciary obligations to stockholders of the Company.

         Section 35.  Exchange.

                  (a) The Company may, at its option by action of its Board of Directors, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (other than Rights that have become null and void as provided in SECTION 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (the "Exchange Number"). Notwithstanding the foregoing, the Company will not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

                  (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to SECTION 35(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right of a holder of such Rights will be to receive that number of shares of Common Stock, Preferred Stock, or units of other property equal to the number of such Rights held by such holder multiplied by the Exchange Number. Promptly after the action of the Company ordering the exchange of the Rights, the Company will give notice to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in SECTION 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is mailed in the manner provided in this SECTION 35(b) will be deemed given, whether or not the holder receives the notice. Each such notice or exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights that have become null and void as provided in SECTION 7(e)) held by each holder of Rights.

                  (c) In any exchange pursuant to this SECTION 35, the Company, at its option, may substitute Common Stock Equivalents for shares of Common Stock exchangeable for Rights, at the initial rate of one Common Stock Equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in dividend, liquidation, and voting rights of Common Stock Equivalents pursuant to the terms thereof, so that each Common Stock Equivalent delivered in lieu of each share of Common Stock will have essentially the same dividend, liquidation, and voting rights as one share of Common Stock.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:  /s/ CHARLES BELL         PEROT SYSTEMS CORPORATION


                                  By:  /s/  PETER ALTABEF
                                  Name:  Peter Altabef
                                  Its:  Vice President and General Counsel


Attest:  /s/ ERIC LEASON          THE CHASE MANHATTAN BANK


                                  By:  /s/  W.H. BERLS
                                  Name:  W. H. Berls
                                  Its:  Senior Vice President

                                                                     Exhibit A-1
                                                             to Rights Agreement

                                    [Form of]
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                          AND RIGHTS OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK

                                       of

                            PEROT SYSTEMS CORPORATION

         Pursuant to Section 151, of the General Corporation Law of the State of Delaware

         The undersigned officers of Perot Systems Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 151, thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Second Amended and Restated Certificate of Incorporation of such Corporation, such Board of Directors on January 5, 1999, adopted the resolutions set forth below creating a series of 200,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

         That no shares of Series A Junior Participating Preferred Stock have heretofore been issued.

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

         (1) Designation and Amount. The shares of such series will be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series will be 200,000. Such number of shares of Series A Junior Participating Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options, or other securities issued by the Corporation.


                                     A-1-1

         (2)      Dividends and Distributions.

                  (a) The holders of shares of Series A Junior Participating Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 and (ii) subject to the provision for adjustment set forth below, one thousand times the aggregate per share amount of all cash dividends, and one thousand times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), or the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are referred to together as the "Common Stock"), or a subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock (by reclassification or otherwise), declared on the Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation at any time after January 5, 1999 (the "Rights Declaration Date") (i) pays any dividend on the Class A Common Stock payable in shares of Common Stock,
         (ii) subdivides the outstanding Class A Common Stock, or (iii) combines the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation will declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in
         Section 2(a) above immediately after it declares a dividend or distribution on the Class A Common Stock or Class B Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock will nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                     A-1-2

                  (c) Dividends will begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date will be no more than 30 days prior to the date fixed for the payment thereof.

         (3) Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Junior Participating Preferred Stock will have the following voting rights:

                  (a) Subject to the provision for adjustment set forth below, each share of Series A Junior Participating Preferred Stock will entitled the holder to a number of votes on all matters submitted to a vote of the stockholders of the Corporation equal to one thousand times the number of votes per share to which shares of Class A Common Stock are entitled. In the event the Corporation at any time after the Rights Declaration Date (i) pays any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivides the outstanding Class A Common Stock, or (iii) combines the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event will be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided in this Agreement or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock will vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                                     A-1-3

                  (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock are in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency will mark the beginning of a period (a "default period") that will extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding have been declared and paid or set apart for payment. During each default period, all holders of preferred stock of the Corporation (the "Preferred Stock") (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, will have the right to elect two (2) Directors.

                      (ii) During any default period, such voting right of
                  the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors will be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding are present in person or by proxy. The absence of a quorum of the holders of Common Stock will not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock exercise such voting right initially during an existing default period, they will have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock will have the right to make such increase in the number of Directors as is necessary to permit the election by them of the required number. After the holders of the Preferred Stock have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors will not be increased or decreased except by vote of the holders of Preferred Stock as provided herein or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                      (iii) Unless the holders of Preferred Stock, during
                  an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which

                                     A-1-4
                  meeting will thereupon be called by the Chief Executive Officer, the Chief Operating Officer, the President, a Vice-President, or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) will be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as it appears on the books of the Corporation. Such meeting will be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting will be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                      (iv) In any default period, the holders of Common Stock,
                  and other classes of stock of the Corporation if applicable, will continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock will continue in office until their successors have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office has become vacant. References in this Section 3(c) to Directors elected by the holders of a particular class of stock will include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                      (v) Immediately upon the expiration of a default period,
                  (x) the right of the holders of Preferred Stock as a class to elect Directors will cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class will terminate, and (z) the number of Directors will be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses
                  (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         Except as set forth herein, holders of Series A Junior Participating Preferred Stock will have no special voting rights and their consent will not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                                     A-1-5

         (4)      Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding have been paid in full, the Corporation will not

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding
                  up) to the Series A Junior Participating Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding
                  up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Junior Participating Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

                                     A-1-6

                  (b) The Corporation will not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under
         Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

         (5) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         (6)      Liquidation, Dissolution, or Winding Up.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution will be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock have received an amount equal to $10.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions will be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6(c) to reflect such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock will receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets will be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are

                                     A-1-7
         not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets will be distributed ratably to the holders of Common Stock.

                  (c) In the event the Corporation at any time after the Rights Declaration Date (i) pays any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock and Class B Common Stock, (ii) subdivides the outstanding Class A Common Stock or Class B Common Stock, or (iii) combines the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event will be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (7) Consolidation, Merger, etc. In case the Corporation enters into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth below) equal to one thousand times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the Corporation at any time after the Rights Declaration Date (i) pays any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (ii) subdivides the outstanding Class A Common Stock or Class B Common Stock, or
(iii) combines the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock will be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (8) No Redemption. The shares of Series A Junior Participating Preferred Stock will not be redeemable.

         (9) Amendment. The Second Amended and Restated Certificate of Incorporation of the Corporation will not be further amended in any manner (whether by merger or otherwise) that would materially alter or change the powers, preferences, or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                                     A-1-8

         (10) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         (11) Rank. The Series A Junior Participating Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock will ranked equal as to dividends and upon liquidation, dissolution, and winding up with the Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company.






                                     A-1-9

         IN WITNESS WHEREOF, the officer set forth below has executed this Certificate of Designation on behalf of the Corporation and such officer affirms the foregoing as true under the penalties of perjury this __ day of January, 1999.

                                        PEROT SYSTEMS CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

THE STATE OF TEXAS     )
                       )
COUNTY OF              )

         The foregoing instrument was acknowledged before me this _______ day of January, 1999, by ___________, _________ of Perot Systems Corporation, a Delaware corporation, on behalf of said corporation.

              [ ]  was known to me or proved to me on the oath of
                   _________________; or

              [ ] was proved to me through ____________________ to be the person whose name is subscribed to the foregoing instrument.

[SEAL]



-----------------------------
Notary Public in and for
the State of
             ----------

My Commission Expires:


--------------------



                                     A-1-10

                                                                     Exhibit A-2
                                                             to Rights Agreement

                                    [Form of]
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                          AND RIGHTS OF SERIES B JUNIOR
                          PARTICIPATING PREFERRED STOCK

                                       of

                            PEROT SYSTEMS CORPORATION

         Pursuant to Section 151, of the General Corporation Law of the State of Delaware

         The undersigned officers of Perot Systems Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 151, thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Second Amended and Restated Certificate of Incorporation of such Corporation, such Board of Directors on January 5, 1999, adopted the resolutions set forth below creating a series of 10,000 shares of Preferred Stock designated as "Series B Junior Participating Preferred Stock":

         That no shares of Series B Junior Participating Preferred Stock have heretofore been issued.

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

         (1) Designation and Amount. The shares of such series will be designated as "Series B Junior Participating Preferred Stock" and the number of shares constituting such series will be 10,000. Such number of shares of Series B Junior Participating Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options, or other securities issued by the Corporation.


                                     A-2-1

         (2)      Dividends and Distributions.

                  (a) The holders of shares of Series B Junior Participating Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 and (ii) subject to the provision for adjustment set forth below, one thousand times the aggregate per share amount of all cash dividends, and one thousand times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), or the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are referred to together as the "Common Stock"), or a subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock (by reclassification or otherwise), declared on the Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation at any time after January 5, 1999 (the "Rights Declaration Date") (i) pays any dividend on the Class B Common Stock payable in shares of Common Stock,
         (ii) subdivides the outstanding Class B Common Stock, or (iii) combines the outstanding Class B Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation will declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in
         Section 2(a) above immediately after it declares a dividend or distribution on the Class A Common Stock or Class B Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series B Junior Participating Preferred Stock will nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                     A-2-2

                  (c) Dividends will begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date will be no more than 30 days prior to the date fixed for the payment thereof.

         (3) Voting Rights. Except as required by law, the holders of shares of Series B Junior Participating Preferred Stock will have no voting rights. In any case where the Series B Participating Preferred Stock is required by law to vote, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock will, except as provided in the Certificate of Incorporation (as amended form time to time) of the Corporation or as required by law, vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (4)      Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding have been paid in full, the Corporation will not

                      (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding
                  up) to the Series B Junior Participating Preferred Stock;

                                     A-2-3

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding
                  up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series B Junior Participating Preferred Stock; or

                      (iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation will not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under
         Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

         (5) Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         (6)      Liquidation, Dissolution, or Winding Up.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution will be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation,

                                     A-2-4
         dissolution, or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock have received an amount equal to $10.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions will be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing
         (i) the Series B Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6(c) to reflect such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock will receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets will be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets will be distributed ratably to the holders of Common Stock.

                  (c) In the event the Corporation at any time after the Rights Declaration Date (i) pays any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock and Class B Common Stock, (ii) subdivides the outstanding Class A Common Stock or Class B Common Stock, or (iii) combines the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event will be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (7) Consolidation, Merger, etc. In case the Corporation enters into any consolidation, merger, combination, or other transaction in which the shares of

                                     A-2-5

Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth below) equal to one thousand times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the Corporation at any time after the Rights Declaration Date (i) pays any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (ii) subdivides the outstanding Class A Common Stock or Class B Common Stock, or
(iii) combines the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock will be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (8) No Redemption. The shares of Series B Junior Participating Preferred Stock will not be redeemable.

         (9) Amendment. The Second Amended and Restated Certificate of Incorporation of the Corporation will not be further amended in any manner (whether by merger or otherwise) that would materially alter or change the powers, preferences, or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

         (10) Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share that entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

         (11) Rank. The Series B Junior Participating Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series B Junior Participating Preferred Stock. The Series B Junior Participating Preferred Stock will ranked equal as to dividends and upon liquidation, dissolution, and winding up with the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

                                     A-2-6

         IN WITNESS WHEREOF, the officer set forth below has executed this Certificate of Designation on behalf of the Corporation and such officer affirms the foregoing as true under the penalties of perjury this __ day of January, 1999.

                                        PEROT SYSTEMS CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


THE STATE OF TEXAS         SS.
                           SS.
COUNTY OF                  SS.

         The foregoing instrument was acknowledged before me this _______ day of January, 1999, by ___________, _________ of Perot Systems Corporation, a Delaware corporation, on behalf of said corporation.

              [ ] was known to me or proved to me on the oath of _________________; or

              [ ] was proved to me through ____________________ to be the person whose name is subscribed to the foregoing instrument.

[SEAL]


------------------------------
Notary Public in and for
the State of
             ----------


My Commission Expires:


--------------------


                                     A-2-7

                                                                       Exhibit B
                                                             to Rights Agreement

                           Form of Rights Certificate


               Certificate No. R-[A] [B](1)-Class [A] [B] Rights

         NOT EXERCISABLE AFTER JANUARY 7, 2009 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS, OR BECAME AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT.]2

                               Rights Certificate

                            PEROT SYSTEMS CORPORATION

         This certifies that _____________, or registered assigns, is the registered owner of the number of Class [A] [B] Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of January 28, 1999 (as amended from time to time, the "Rights Agreement"), between Perot Systems Corporation, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (Delaware time) on January 7, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series [A] [B]Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $ 55.00 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth

-------------------
(1) Wherever the designation [A] [B] is used, the form A should be inserted for Class A Rights and the form B should be inserted for Class B Rights.

(2) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 28, 1999 based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate, or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, such Rights will become null and void and no holder of this certificate will have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated in this Rights Certificate by reference and made a part of this certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the certain circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender of this Rights Certificate another Class [A] [B] Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of

$0.001 per Right at any time prior to the earlier of the Close of Business on
(i) the tenth day following the occurrence of a Section 11(a)(ii) Event (as such time may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Class [A] [B] Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder of this certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

         This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of
            --------------------


ATTEST:                                      PEROT SYSTEMS CORPORATION


-------------------                          By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------

Countersigned:

THE CHASE MANHATTAN BANK


By
  -----------------------------
     Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED hereby sells, assigns, and transfer unto

         (Please print name and address of transferee)

         This Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer the within Class [A] [B] Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                  ,
      ------------------  ----              -----------------------------------
                                            Signature

Signature Guaranteed:

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:                  ,
      ------------------  ----              -----------------------------------
                                            Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


To:      PEROT SYSTEMS CORPORATION:

         The undersigned hereby irrevocably elects to exercise __________ Class [A] [B] Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

         Please insert social security or other identifying number

         (please print name and address)

         If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights will be registered in the name of and delivered to:

please insert social security
or other identifying number


(please print name and address)




Dated:                  ,
      ------------------  ----              -----------------------------------
                                            Signature

Signature Guaranteed:


                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:                  ,
      ------------------  ----              -----------------------------------
                                            Signature

Signature Guaranteed:

                                                                       Exhibit C
                                                             to Rights Agreement

                            FORM OF SUMMARY OF RIGHTS

         On January 5, 1998, the Board of Directors of Perot Systems Corporation (the "Company") adopted a Stockholder Rights Plan, providing that one Class A right (a "Class A Right") will be attached to each share of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") and one Class B right (a "Class B Right" and, together with the Class A Rights, the "Rights") will be attached to each share of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") as of the close of business on January 7, 1999 (the "Record Date"). Each Class A Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a Purchase Price of $55.00 per unit (the "Purchase Price"), subject to adjustment. Each Class B Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), at the Purchase Price of $55.00 per unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of January 28, 1999, between the Company and The Chase Manhattan Bank as Rights Agent (the "Rights Agent").

         Initially, the Class A Rights will be attached to all Class A Common Stock certificates representing shares outstanding as of the Record Date and the Class B Rights will be attached to all Class B Common Stock certificates representing shares outstanding as of the Record Date, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 calendar days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock or 20% or more of the outstanding shares of Class A Common Stock (the date of such announcement being the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of Common Stock or 20% or more of the outstanding shares of Class A Common Stock, or (iii) the Board of Directors of the Company determining that any Person or Persons have become the Beneficial Owner of an amount of Common Stock that the Board of Directors determines to be substantial (which amount will in no event be less than 11% of the shares of Common Stock or Class A Common Stock outstanding) and that (a) such Person or Persons intend to cause the Company to repurchase the Common Stock beneficially owned by such Person or Persons or to exert pressure against the Company to take any action or enter into any transaction or series of transactions with the intent or the effect of providing such Person or Persons with short-term gains or profits under circumstances in which the Board of Directors determines that the long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions or (b) beneficial ownership by such Person or Persons is reasonably likely to have a material adverse effect on the business, competitive position, prospects, business reputation, or financial condition of the Company and its subsidiaries (an "Adverse Person").

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights Agreement provides that Ross Perot, and certain of his successors and affiliates are excluded from the definition of "Acquiring Person." Mr. Perot and certain of his successors and affiliates are also excluded from the definition of "Adverse Person."

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 7, 2009, unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock outstanding prior to the Distribution Date will be issued with Rights.

         In the event that (i) any person becomes an Acquiring Person or (ii) the Board of Directors declares a person to be an Adverse Person, each holder of a Class A Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) and each holder of a Class B Right will thereafter (subject to limitations on ownership under the Bank Holding Company Act of 1956) have the right to receive, upon exercise, Class B Common Stock (or in certain circumstances cash, property or other securities of the Company), having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of either of the events set forth in this paragraph (the "Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any Adverse Person, or an Associate or Affiliate of any Acquiring Person or Adverse Person, will be null and void.

         For example, at an exercise price of $55 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase Common Stock with a value of $110 (or other consideration, as noted above) for $55. Assuming that the Common Stock had a per share value of $55 at such time, the holder of each valid Right would be entitled to purchase 2.0 shares of Common Stock for $55.

         In the event that following the Stock Acquisition Date or the date a person becomes an Adverse Person, (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) will thereafter have the right (a flip-over right) to receive, upon exercise of the Right, Common Stock of the acquiring company having a value equal to two times the Exercise Price of the Right.

         The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time prior to 10 days after the date that any person becomes an Acquiring Person or an Adverse Person.

         At any time after any person has become an Acquiring Person or an Adverse Person (but before any person becomes the beneficial owner of 50% or more of the Company's Common Stock), the Board of Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person or Adverse Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above.

         For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect. At any time after the Rights are no longer redeemable, the Rights Agreement may be amended by the Board of Directors (without approval of the holders of the Rights) in any respect that does not (i) adversely affect the Rights holders (other than any Acquiring Person or Adverse Person and certain affiliated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph, or (iii) cause the Rights again to become redeemable.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers.

         [The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the Form of Rights Certificate, is attached as an exhibit and incorporated by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.]*


-----------------
* This paragraph to be included only in the Form 8-A to be filed with the Commission.